THIRD AMENDMENT TO

PARTICIPATION AGREEMENT

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company (“EFLIC”), a New York life insurance company, PIMCO Variable Insurance Trust and PIMCO Equity Series VIT (each a “Fund” and together the “Funds”), each a Delaware statutory trust, and PIMCO Investments LLC (the “Underwriter”), a Delaware limited liability company, entered into a certain participation agreement dated October 1, 2013 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of October 11, 2022, by and among EFLIC, on its own behalf and on behalf of each separate account of EFLIC, as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “EFLIC Accounts”), Equitable Financial Life Insurance Company of America (“Equitable America”), on its own behalf and on behalf of each separate account of Equitable America as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Equitable America Accounts”) (the EFLIC Accounts and Equitable America Accounts shall collectively be referred to as the “Accounts”), the Fund and the Underwriter (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add Equitable America to the Agreement;

WHEREAS, the Parties wish to add three Equitable America Accounts to Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, EFLIC, Equitable America, the Funds and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.

Equitable America is hereby added as a Party to the Agreement with all of the same rights and obligations of EFLIC thereunder. References to the “Company” in the Agreement are hereby amended to include both EFLIC and Equitable America, respectively, as appropriate; and

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

Equitable Financial Life Insurance Company, on behalf of itself and each EFLIC Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	10/14/2022 | 9:08 AM PDT

Equitable Financial Life Insurance Company of America, on behalf of itself and each Equitable America Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	10/14/2022 | 9:08 AM PDT

The Fund:

PIMCO Variable Insurance Trust

By:
Print Name:	Eric Johnson
Title:	President
Date:	10/11/2022

The Fund:

PIMCO Equity Series VIT

By:
Print Name:	Eric Johnson
Title:	President
Date:	10/11/2022

The Underwriter:

PIMCO Investment LLC

By:
Print Name:	Eric Sutherland
Title:	President
Date:	10/11/2022

Schedule A

The term “Designated Portfolios” will include any series of the PIMCO Variable Insurance Trust or the PIMCO Equity Series VIT that offers Advisor Class Shares and that is operating as of the date of this Agreement or that thereafter commences operations, other than any such series that ceases operations.

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A (formerly AXA Equitable Separate Account A)	All Contracts
Separate Account FP (formerly AXA Equitable Separate Account FP)	All Contracts
Separate Account I (formerly AXA Equitable Separate Account I)	All Contracts
Separate Account No. 45 (formerly AXA Equitable Separate Account 45)	All Contracts
Separate Account No. 49 (formerly AXA Equitable Separate Account 49)	All Contracts
Separate Account No. 65 (formerly AXA Equitable Separate Account 65)	All Contracts
Separate Account No. 66 (formerly AXA Equitable Separate Account 66)	All Contracts
Separate Account No. 70 (formerly AXA Equitable Separate Account 70)	All Contracts
Separate Account No. 206 (formerly AXA Equitable Separate Account 206)	All Contracts
Separate Account No. 301 (formerly AXA Equitable Separate Account 301)	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account K	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts

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